Exhibit 99.1

Press Release

For Immediate Release	Inquiries:	Jeanne A. Leonard Liberty Property Trust 610/648-1704
LIBERTY PROPERTY TRUST ANNOUNCES
SECOND QUARTER RESULTS
Malvern, PA, July 27, 2009 — Liberty Property Trust (NYSE:LRY) reported that net income per common share (diluted) was $0.35 per share for the quarter ended June 30, 2009, compared to $0.34 per share (diluted) for the quarter ended June 30, 2008. For the six-month period ended June 30, 2009, net income per common share (diluted) was $0.62, compared to $.67 per share for the same period in 2008.
Funds from operations available to common shareholders (diluted) (“FFO”) for the second quarter of 2009 was $0.72 per share, compared to $0.80 per share for the second quarter of 2008. FFO per share for the six-month period ended June 30, 2009 was $1.44, compared to $1.60 per share for the same period in 2008. A reconciliation of GAAP net income to FFO is included in the financial tables accompanying this press release. Funds from operations for the second quarter include termination fees of $1.1 million, and an impairment charge of $3.8 million.
“Liberty’s solid performance during the second quarter on both the operational and capital fronts is a reflection of the resiliency of the company’s operating strategy and balance sheet, despite the pressures of a very tough economic environment,” said Bill Hankowsky, chief executive officer. “Liberty’s tenants understand the value of our high-quality, well-managed portfolio, and they are confident in our ability and dedication to making their workplaces work for them in a time of uncertainty.”
Portfolio Performance
Leasing: At June 30, 2009 Liberty’s in-service portfolio of 77.3 million square feet was 89.4% occupied, compared to 90.1% at the end of the first quarter. The decrease in occupancy was primarily driven by two large industrial distribution leases. During the quarter, Liberty completed lease transactions totaling 4.5 million square feet of space.
Same Store Performance: Property level operating income for same store properties increased by 0.5% on a cash basis and by 1.2% on a straight line basis for the second quarter of 2009 compared to the same quarter in 2008.
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Liberty Property Trust Second Quarter 2009 Earnings -2-
Capital Activities and Balance Sheet Management
Common Share Sales: During the second quarter of 2009, Liberty sold 5.5 million shares pursuant to a continuous offering program, generating net proceeds of $122.2 million.
Senior Note Obligations: During the quarter, Liberty purchased $3.5 million of its March 2011 Senior Notes and $4.9 million of its August 2012 Senior Notes. These notes were purchased at a $0.6 million discount. This discount is included in FFO as a debt extinguishment gain. Liberty repaid $238.6 million of 7.75% medium term notes which matured on April 15, 2009.
Property Sales: Liberty sold 10 operating properties, which contained 461,000 square feet of leaseable space, for $34.7 million.
Real Estate Investments
Development: During the second quarter, Liberty brought into service three development properties totaling 1.1 million square feet for a total investment of $73.6 million. These properties were 52.6% occupied at June 30th. Leases have been signed for an additional 126,000 square feet in these properties, and these leases will commence during the third and fourth quarters.
During the second quarter Liberty commenced development on a $12.3 million, 75,000 square foot build-to-suit expansion for an existing tenant at 180 South Warner Road in King of Prussia, PA.
As of June 30, 2009, Liberty had 3.4 million square feet of wholly-owned and joint venture properties under development. This activity represents a total projected investment of $487.7 million, with an expected yield of 7.4%. The properties were 61.1% leased at June 30.
Acquisitions: Liberty acquired no properties during the quarter.
About the Company
Liberty Property Trust (NYSE:LRY) is a leader in commercial real estate, serving customers in the United States and United Kingdom, through the development, acquisition, ownership and management of superior office and industrial properties. Liberty’s 77 million square foot portfolio includes more than 700 properties which provide office, distribution and light manufacturing facilities to 2,100 tenants.
Additional information about the Company, including Liberty’s Quarterly Supplemental Package with detailed financial information is available in the Investors section of the Company’s web site at www.libertyproperty.com. If you are unable to access the web site, a copy of the supplemental package may be obtained by contacting Liberty by phone at 610-648-1704, or by e-mail to jleonard@libertyproperty.com.
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Liberty Property Trust Second Quarter 2009 Earnings -3-
Liberty will host a conference call during which management will discuss second quarter results, on Tuesday, July 28, 2009, at 1 p.m. eastern time. To access the conference call in the United States or Canada, please dial 1-888-870-2815. For international access, dial 706-643-7691. No password or code is needed. A replay of the call will be available by dialing 1-800-642-1687 for US/Canada participants or 706-645-9291 for international participants. A passcode is needed for the replay: 16828993. The call can also be accessed via the Internet on the Investors page of Liberty’s web site at www.libertyproperty.com for two weeks following the call.
The statements contained in this press release may include forward-looking statements within the meaning of the federal securities law. Although Liberty believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved. As forward-looking statements, these statements involve risks, uncertainties and other factors that could cause actual results to differ materially from the expected results. These factors include, without limitation, the uncertainties affecting real estate businesses generally (such as entry into new leases, renewals of leases and dependence on tenants’ business operations), risks relating to our ability to maintain and increase property occupancy and rental rates, the financial condition of tenants, the uncertainties of real estate development and construction activity, the costs and availability of financing, the effects of local economic and market conditions, regulatory changes, potential liability relative to environmental matters and other risks and uncertainties detailed in the company’s filings with the Securities and Exchange Commission. The company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.
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Liberty Property Trust
Statement of Operations
June 30, 2009
(Unaudited and in thousands, except per share amounts)

	Quarter Ended		Six Months Ended
	June 30, 2009	June 30, 2008	June 30, 2009	June 30, 2008
Operating Revenue
Rental	$130,846	$123,557	$260,045	$254,847
Operating expense reimbursement	54,818	56,438	112,773	112,513

Total operating revenue	185,664	179,995	372,818	367,360

Operating Expenses
Rental property	35,368	35,534	74,515	74,219
Real estate taxes	22,119	22,961	44,244	43,104
General and administrative	11,659	13,047	27,222	27,083
Depreciation and amortization	42,571	42,508	85,705	85,174

Total operating expenses	111,717	114,050	231,686	229,580

Operating Income	73,947	65,945	141,132	137,780

Other Income/Expense
Interest and other	2,520	3,009	5,624	6,096
Debt extinguishment gain	563	—	1,092	—
Interest	(37,300)	(36,330)	(75,420)	(77,679)

Total other income/expense	(34,217)	(33,321)	(68,704)	(71,583)

Income before property dispositions, income taxes, minority interest and equity in earnings of unconsolidated joint ventures	39,730	32,624	72,428	66,197
(Loss) gain on property dispositions	(2,050)	835	(2,344)	1,476
Income taxes	(127)	(580)	(344)	(1,064)
Equity in earnings of unconsolidated joint ventures	1,192	1,010	1,609	1,387

Income from continuing operations	38,745	33,889	71,349	67,996

Discontinued operations (including net gain on property dispositions of $3,670 and $2,793 for the quarters ended June 30, 2009 and 2008 and $3,869 and $3,403 for the six month periods ended June 30, 2009 and 2008)	4,467	4,489	5,705	6,778

Net Income	43,212	38,378	77,054	74,774
Less: Net income attributable to minority interest	(6,541)	(6,749)	(12,494)	(13,184)

Net Income available to common shareholders	$36,671	$31,629	$64,560	$61,590

Basic income per common share
Continuing operations	$0.31	$0.29	$0.58	$0.60

Discontinued operations	$0.04	$0.05	$0.05	$0.07

Total basic income per common share	$0.35	$0.34	$0.63	$0.67

Diluted income per common share
Continuing operations	$0.31	$0.29	$0.57	$0.60

Discontinued operations	$0.04	$0.05	$0.05	$0.07

Total diluted income per common share	$0.35	$0.34	$0.62	$0.67

Weighted average shares
Basic	105,768	92,322	103,244	92,001

Diluted	106,245	92,701	103,625	92,248

Amounts attributable to common shareholders
Income from continuing operations	$32,362	$27,333	$59,062	$55,105
Discontinued operations	4,309	4,296	5,498	6,485

Net income	$36,671	$31,629	$64,560	$61,590

Liberty Property Trust
Statement of Funds From Operations
June 30, 2009
(Unaudited and in thousands, except per share amounts)

	Quarter Ended				Six Months Ended
	June 30, 2009		June 30, 2008		June 30, 2009		June 30, 2008
		Per		Per		Per		Per
		Weighted		Weighted		Weighted		Weighted
		Average		Average		Average		Average
	Dollars	Share	Dollars	Share	Dollars	Share	Dollars	Share

Reconciliation of net income to FFO — basic:
Basic — income available to common shareholders	$36,671	$0.35	$31,629	$0.34	$64,560	$0.63	$61,590	$0.67

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	4,132		4,329		8,122		7,877
Depreciation and amortization	42,364		43,252		85,386		86,630
Gain on property dispositions	(5,067)		(3,164)		(5,375)		(4,132)
Minority interest share in addback for depreciation and amortization and gain on property dispositions	(1,467)		(1,914)		(3,204)		(3,909)

Funds from operations available to common shareholders — basic	$76,633	$0.72	$74,132	$0.80	$149,489	$1.45	$148,056	$1.61

Reconciliation of net income to FFO — diluted:
Diluted — income available to common shareholders	$36,671	$0.35	$31,629	$0.34	$64,560	$0.62	$61,590	$0.67

Adjustments:
Depreciation and amortization of unconsolidated joint ventures	4,132		4,329		8,122		7,877
Depreciation and amortization	42,364		43,252		85,386		86,630
Gain on property dispositions	(5,067)		(3,164)		(5,375)		(4,132)
Minority interest excluding preferred unit distributions	1,345		1,428		2,409		2,780

Funds from operations available to common shareholders — diluted	$79,445	$0.72	$77,474	$0.80	$155,102	$1.44	$154,745	$1.60

Reconciliation of weighted average shares:
Weighted average common shares — all basic calculations	105,768		92,322		103,244		92,001
Dilutive shares for long term compensation plans	477		379		381		247

Diluted shares for net income calculations	106,245		92,701		103,625		92,248
Weighted average common units	4,017		4,190		4,019		4,190

Diluted shares for funds from operations calculations	110,262		96,891		107,644		96,438

The Company believes that the calculation of Funds from operations is helpful to investors and management as it is a measure of the Company’s operating performance that excludes depreciation and amortization and gains and losses from property dispositions. As a result, year over year comparison of Funds from operations reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, development activities, general and administrative expenses, and interest costs, providing perspective not immediately apparent from net income. In addition, management believes that Funds from operations provides useful information to the investment community about the Company’s financial performance when compared to other REITs since Funds from operations is generally recognized as the standard for reporting the operating performance of a REIT. Funds from operations available to common shareholders is defined by NAREIT as net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Funds from operations available to common shareholders does not represent net income or cash flows from operations as defined by GAAP and does not necessarily indicate that cash flows will be sufficient to fund cash needs. It should not be considered as an alternative to net income as an indicator of the Company’s operating performance or to cash flows as a measure of liquidity. Funds from operations available to common shareholders also does not represent cash flows generated from operating, investing or financing activities as defined by GAAP.

Liberty Property Trust
Balance Sheet
June 30, 2009
(In thousands, except share amounts)

	June 30, 2009	December 31, 2008
	(unaudited)
Assets
Real estate:
Land and land improvements	$824,906	$806,122
Building and improvements	4,301,270	4,218,839
Less: accumulated depreciation	(1,040,218)	(972,831)

Operating real estate	4,085,958	4,052,130

Development in progress	215,155	245,463
Land held for development	222,324	209,551

Net real estate	4,523,437	4,507,144

Cash and cash equivalents	124,536	15,794
Restricted cash	40,351	39,726
Accounts receivable	6,636	12,985
Deferred rent receivable	89,291	83,498
Deferred financing and leasing costs, net of accumulated amortization (2009, $149,723; 2008, $139,346)	134,700	133,293
Investment in unconsolidated joint ventures	255,419	266,602
Assets held for sale	25,750	75,526
Prepaid expenses and other assets	74,369	82,467

Total assets	$5,274,489	$5,217,035

Liabilities
Mortgage loans	$471,820	$198,560
Unsecured notes	1,846,339	2,131,607
Credit facility	140,000	260,000
Accounts payable	35,262	32,481
Accrued interest	31,315	36,474
Dividend and distributions payable	54,057	48,858
Other liabilities	169,880	182,549

Total liabilities	2,748,673	2,890,529

Equity
Shareholders’ equity:
Common shares of beneficial interest, $.001 par value, 183,987,000 shares authorized, 110,847,466 (includes 1,249,909 in treasury) and 100,034,404 (includes 1,249,909 in treasury) shares issued and outstanding as of June 30, 2009 and December 31, 2008, respectively	111	101
Additional paid-in capital	2,391,615	2,162,820
Accumulated other comprehensive income (loss)	4,120	(5,378)
Distributions in excess of net income	(222,739)	(185,721)
Common shares in treasury, at cost, 1,249,909 shares as of June 30, 2009 and December 31, 2008	(51,951)	(51,951)

Total shareholders’ equity	2,121,156	1,919,871
Minority interest — operating partnership	403,950	405,505
Minority interest — consolidated joint ventures	710	1,130

Total equity	2,525,816	2,326,506

Total liabilities & equity	$5,274,489	$5,217,035